UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 23, 2015

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 23, 2015, Heat Biologics, Inc. (the “Company”) entered into an amendment to its Employment Agreement with Taylor Schreiber, M.D., Ph.D. (the “Schreiber Amendment”), to promote Dr. Schreiber to the position of Chief Scientific Officer and increase Dr. Schreiber’s annual base salary. Dr Schreiber was also issued an additional 35,000 options exercisable monthly on a pro rata basis over a four year period.

On July 23, 2015, the Company also entered into an amendment to its Employment Agreement with Melissa Price, Ph.D. (the “Price Amendment”), to promote Dr. Price to the position of Vice President of Product Development.

In addition, the Company hereby files the forms of agreements to be used to evidence the issuance of incentive stock options (the “Form of Incentive Stock Option Agreement”) and non-statutory stock options (the “Form of Non-Statutory Stock Option Agreement”) under the Company’s 2014 Stock Incentive Plan (the “2014 Stock Incentive Plan”).

The forms of stock option agreements contain all of the material terms and conditions of these stock options, other than the date of grant, the grantee’s name, the number of options or shares subject to the grant, the exercise price per share (for options), the vesting schedule and the expiration date of the options.

The foregoing summary description of the Schreiber Amendment, the Price Amendment, the Form of Incentive Stock Option Agreement and the Form of Non-Statutory Stock Option Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of such documents that are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.4 and Exhibit 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of an Amendment to the Company’s 2014 Stock Incentive Plan

On July 23, 2015, at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, the Company’s stockholders approved an amendment to the 2014 Stock Incentive Plan, to increase by 600,000 shares the aggregate number of shares of the Company’s common stock (the “Common Stock”) that may be delivered pursuant to awards granted during the life of the 2014 Stock Incentive Plan, which would allow the Company to grant up to 1,100,000 awards under the 2014 Stock Incentive Plan. The amendment to the 2014 Stock Incentive Plan became effective upon such stockholder approval (see Item 5.07 below).  A description of the Plan is set forth in the Company’s definitive proxy statement on Schedule 14A, dated June 22, 2015, for the Annual Meeting (the “Proxy Statement”) in the section entitled “Proposal 3—Approval of an Amendment to our 2014 Stock Incentive Plan to Increase the Number of Shares of Common Stock That We Have Authority to Grant from 500,000 to 1,100,000”, which is incorporated herein by reference. The description is qualified in its entirety by reference to the full text of the 2014 Stock Incentive Plan, a copy of which is attached to the Proxy Statement as Appendix A.

Amendment to Employment Agreements

See Item 1.01 for a description of the Schreiber Amendment and the Price Amendment.  The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.

Forms of Stock Option Agreements

See Item 1.01 for a description of the Form of Incentive Stock Option Agreement and the Form of Non-Statutory Stock Option Agreement under the 2014 Stock Incentive Plan.  The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.02.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On July 23, 2015, at the Annual Meeting, the Company’s stockholders voted on the following three (3) proposals and cast their votes as described below.  These matters are described in detail in the Company’s Proxy Statement, which was filed with the Securities and Exchange Commission on June 22, 2015.

Proposal 1 — Election of Directors

The following six (6) individuals were elected as directors, to serve until the 2016 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes
1. Jeffrey Wolf	4,751,887	6,380	2,001,972
2. John Monahan	3,266,271	1,491,996	2,001,972
3. Paul Belsky, M.D.	4,751,787	6,480	2,001,972
4. Michael Kharitonov, Ph.D.	4,751,787	6,480	2,001,972
5. Edward B. Smith, III	3,266,171	1,492,096	2,001,972
6. Louis C. Bock	4,695,417	62,850	2,001,972

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified and approved the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,746,123	800	13,316	0

Proposal 3 — Approval of an Amendment to our 2014 Stock Incentive Plan to Increase the Number of Shares of Common Stock That We Have Authority to Grant from 500,000 to 1,100,000

The stockholders approved and adopted an amendment to the Company’s 2014 Stock Incentive Plan to increase by 600,000 shares the aggregate number of shares of Common Stock that may be delivered pursuant to awards granted during the life of the 2014 Stock Incentive Plan, which would allow the Company to grant up to 1,100,000 awards under the 2014 Stock Incentive Plan, as amended, based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,246,260	507,371	4,636	2,001,972

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment to Employment Agreement between the Company and Taylor Schreiber, M.D., Ph.D., dated July 23, 2015
10.2	Amendment to Employment Agreement between the Company and Melissa Price, Ph.D., dated July 23, 2015
10.3

Amended and Restated Heat Biologics, Inc. 2014 Stock Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 22, 2015)

10.4	Form of Incentive Stock Option Agreement under the 2014 Stock Incentive Plan, as amended.
10.5	Form of Non-Statutory Stock Option Agreement under the 2014 Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2015	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer